Exhibit 99

NextEra Energy Partners, LP
Media Line: (561) 694-4442
July 29, 2014

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports 2014 second-quarter financial results

•	NextEra Energy Partners announces strong performance of operational assets in its initial portfolio during the second quarter

•	NextEra Energy Partners reiterates financial expectations as presented in its Form S-1 during the initial public offering that closed July 1

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported 2014 second-quarter financial results. On July 1, 2014, NEP closed its initial public offering that raised approximately $438.3 million of proceeds, net of underwriting discounts, commissions and structuring fees, from the offering of 18,687,500 common units, representing limited partner interests, at a price of $25.00 per common unit.

Because the launch came at the end of the quarter, NEP was not yet operational in the second quarter. Therefore, the presentation of second-quarter results follows predecessor format, which is the same format presented in NEP’s Form S-1. NEP observes that any analysis of its second-quarter results should recognize, among other effects, the difference between the tax treatment of its assets under the predecessor format and what it expects under the NEP structure going forward.

“NextEra Energy Partners had a very successful IPO that demonstrated the quality of the initial portfolio and the strength of its relationship with NextEra Energy Resources,” said Jim Robo, chairman and chief executive officer of NextEra Energy Partners. “NEP’s initial portfolio of assets performed well during the second quarter, and this month, we brought into service the Bluewater Wind Energy Center, which was the final project under construction in the initial portfolio. We remain encouraged about the growth prospects for NEP and about the long-term value of this partnership.”

NEP reported net income for the second quarter of 2014 of approximately $22 million.

In July, the approximately 60-megawatt Bluewater Wind Energy Center in Canada came into service. The second unit of the Genesis Solar Energy Center in California came online late in the first quarter, and operated well during the second quarter. The NEP portfolio of assets performed well during the second quarter and in line with expectations.

Outlook
NEP continues to expect the initial portfolio to yield EBITDA of about $250 million and cash available for distribution of about $87 million for the 12 months ending June 2015, and these results are expected to support an initial distribution at an annualized rate of $0.75 per unit, assuming normal weather and operating conditions. The company expects unit distributions to grow about 12 to 15 percent per year for at least three years, which is expected to be achievable only with the acquisition of assets from the Right of First Offer (ROFO) portfolio, assuming current market conditions.

As previously announced, NextEra Energy Partners’ second-quarter earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the second-quarter financial results for NextEra Energy, Inc. (NYSE: NEE). The webcast is available on NextEra Energy Partners’ website by accessing the following link: www.NextEraEnergyPartners.com. The slides and news release accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE), a leading clean energy company, to own, operate and acquire contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Fla., NextEra Energy Partners owns interests in wind and solar projects in North America. These renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects may not perform as expected; NEP's ability to make cash distributions to its unitholders will be affected by wind and solar conditions at its projects; Operation and maintenance of energy projects involve significant risks that could result in unplanned power outages or reduced output; Some of NEP's projects' and some of NextEra Energy Resources, LLC's (NEER) right of first offer projects' (ROFO Projects) wind turbines are not generating the amount of energy estimated by their manufacturers' original power curves, and the manufacturers may not be able to restore energy capacity at the affected turbines; Initially, NEP will depend on certain of the projects in its initial portfolio for a substantial portion of its anticipated cash flows; Terrorist or similar attacks could impact NEP's projects or surrounding areas and adversely affect its business; NEP's energy production may be substantially below its expectations if a natural disaster or meteorological conditions damage its turbines, solar panels, other equipment or facilities; NEP is not able to insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations or by the expiration of applicable time or liability limits, which could reduce or void the warranty protections, or the warranties may be insufficient to compensate NEP's losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its projects and, if these facilities become unavailable, NEP's projects may not be able to operate or deliver energy; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations; NEP's projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; As a result of the U.S. Federal Power Act (FPA) and the U.S. Federal Energy Regulatory Commission's (FERC) regulations of transfers of control over public utilities, an investor could be required to obtain FERC approval to acquire common units that would give the investor and its affiliates indirect ownership of 10% or more in NEP's U.S. project entities; NEP does not own all of the land on which the projects in its initial portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP's rights; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including future proceedings related to projects it subsequently acquires; The Summerhaven, Conestogo and Bluewater projects are subject to Canadian domestic content requirements under their Feed-in-Tariff (FIT) Contracts; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of counterparties in its energy sale arrangements and NEP is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated agreements, such as its power purchase agreements (PPAs), Renewable Energy Standard Offer Program (RESOP) Contracts and FIT Contracts, at favorable rates or on a long-term basis; If the energy production by or availability of NEP's U.S. projects is less than expected, they may not be able to satisfy minimum production or availability obligations under NEP's U.S. project entities’ PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners, LP’s (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit its ability to grow and make acquisitions; Lower prices for other fuel sources reduce the demand for wind and solar energy; Government regulations providing incentives and subsidies for clean energy could change at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; NEP's ability to effectively consummate future acquisitions will also depend on its ability to arrange the required or desired financing for acquisitions; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; While NEP currently owns only wind and solar projects, NEP may acquire other sources of clean energy, including natural gas and nuclear projects, and may expand to include other types of assets including transmission projects, and any future acquisition of non-renewable energy projects, including transmission projects, may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from developers, independent power producers (IPPs), pension and private equity funds for opportunities in North America; Restrictions in NEP OpCo's subsidiaries’ revolving credit facility could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash available for distribution to its unitholders may be reduced as a result of restrictions on its subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business and its failure to comply with the terms of its indebtedness could have a material adverse effect on NEP's financial condition; Currency exchange rate fluctuations may affect NEP's operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEE will exercise substantial influence over NEP and NEP is highly dependent on NEE and its affiliates; NEP is highly dependent on credit support from NEE and its affiliates; NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NEER, an indirect wholly- owned subsidiary of NEE, or one of its affiliates will be permitted to borrow funds received by NEP's subsidiaries, including NEP OpCo, as partial consideration for its obligation to provide credit support to NEP, and NEER will use these funds for its own account without paying additional consideration to NEP and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo; NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return a portion of the funds borrowed from NEP's subsidiaries; NEP may not be able to consummate future acquisitions from NEER; NextEra Energy Partners GP, Inc. (NEP GP), NEP’s general partner, and its affiliates, including NEE, have conflicts of interest with NEP and limited duties to NEP and its unitholders and they may favor their own interests to the detriment of NEP and holders of NEP's common units; NEE and other affiliates of NEP GP are not restricted in their ability to compete with NEP; NEP may be unable to terminate the management services agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NEP GP (Management Services Agreement); If NEE Management terminates the Management Services Agreement, NEER terminates the management services subcontract between NEE Management and NEER (Management Sub-Contract) or either of them defaults in the performance of its obligations thereunder, NEP may be unable to contract with a substitute service provider on similar terms, or at all; NEP's arrangements with NEE limit its liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; The credit and risk profile of NEP GP and its owner, NEE, could adversely affect NEP's credit ratings and risk profile, which could increase NEP's borrowing costs or hinder NEP's ability to raise capital; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR Fee as defined in the Management Services Agreement payable to NEE Management under the Management Services Agreement; Holders of NEP's common units have limited voting rights and are not entitled to elect its general partner or its directors; NEP's partnership agreement restricts the remedies available to holders of its common units for actions taken by its general partner that might otherwise constitute breaches of fiduciary duties; NEP's partnership agreement restricts the voting rights of unitholders owning
10% or more of its common units; NEP's partnership agreement replaces NEP GP’s fiduciary duties to holders of NEP's common units with contractual standards governing its duties; Even if holders of NEP's common units are dissatisfied, they cannot initially remove NEP GP, as NEP's general partner, without NEE's consent; NEP GP’s interest in NEP and the control of

NEP GP may be transferred to a third party without unitholder consent; The IDR Fee may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash available for distribution to or from NEP OpCo and from NEP to NEP's common unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NextEra Energy Operating Partners GP, LLC (NEE Operating GP), the general partner of NEP OpCo, may reduce the amount of cash available for distribution to unitholders; While NEP’s partnership agreement requires NEP to distribute its available cash, NEP’s partnership agreement, including provisions requiring NEP to make cash distributions, may be amended; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions at intended levels; The price of NEP's common units may fluctuate significantly and unitholders could lose all or part of their investment and a market that will provide unitholders with adequate liquidity may not develop; The liability of holders of NEP's common units, which represent limited partners interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Except in limited circumstances, NEP GP has the power and authority to conduct NEP's business without unitholder approval; Contracts between NEP, on the one hand, and NEP GP and its affiliates, on the other hand, will not be the result of arm's-length negotiations; Common unitholders will have no right to enforce the obligations of NEP's general partner and its affiliates under agreements with NEP; NEP GP decides whether to retain separate counsel, accountants or others to perform services for NEP; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of its tax positions; NEP's ability to utilize its NOLs to offset future income may be limited; NEP will not have complete control over its tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends.

NEXTERA ENERGY PARTNERS, LP (PREDECESSOR)
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

Preliminary

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
OPERATING REVENUES	$86,724	$34,462	$146,222	$66,408
OPERATING EXPENSES
Operations and maintenance	15,485	5,942	26,701	14,045
Depreciation and amortization	18,761	8,220	35,197	16,028
Transmission expense	540	526	1,083	1,051
Taxes other than income taxes and other	1,527	931	2,765	1,781
Total operating expenses	36,313	15,619	65,746	32,905
OPERATING INCOME	50,411	18,843	80,476	33,503
OTHER INCOME (DEDUCTIONS)
Interest expense	(23,619)	(9,789)	(42,367)	(19,887)
Gain on settlement of contingent consideration of project acquisition	—	4,809	—	4,809
Other—net	68	48	92	43
Total other deductions—net	(23,551)	(4,932)	(42,275)	(15,035)
INCOME BEFORE TAXES	26,860	13,911	38,201	18,468
INCOME TAXES	4,691	6,213	10,687	11,165
NET INCOME	$22,169	$7,698	$27,514	$7,303

NEXTERA ENERGY PARTNERS, LP (PREDECESSOR)
CONDENSED COMBINED BALANCE SHEETS
(in thousands)
(unaudited)

Preliminary

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$107,095	$26,580
Accounts receivable	63,039	203,072
Restricted cash	344,583	2,370
Prepaid expenses	1,583	1,392
Other current assets	11,690	6,178
Total current assets	527,990	239,592
Non-current assets:
Property, plant and equipment, net	2,088,503	1,755,711
Construction work in progress	163,344	542,052
Deferred income taxes	32,203	29,010
Other non-current assets	63,308	66,586
Total non-current assets	2,347,358	2,393,359
TOTAL ASSETS	$2,875,348	$2,632,951
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$37,517	$42,489
Due to related parties	32,837	15,153
Current maturities of long-term debt	396,037	370,251
Accrued interest	22,130	16,052
Other current liabilities	13,376	10,333
Total current liabilities	501,897	454,278
Non-current liabilities:
Long-term debt	1,839,241	1,429,370
Asset retirement obligation	16,249	14,901
Other non-current liabilities	40,671	26,986
Total non-current liabilities	1,896,161	1,471,257
TOTAL LIABILITIES	2,398,058	1,925,535
COMMITMENTS AND CONTINGENCIES
MEMBERS’ EQUITY:
Additional paid in capital	417,908	664,560
Retained earnings	85,874	58,360
Accumulated other comprehensive loss	(26,492)	(15,504)
TOTAL MEMBERS’ EQUITY	477,290	707,416
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$2,875,348	$2,632,951

NEXTERA ENERGY PARTNERS, LP (PREDECESSOR)
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
Preliminary

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$27,514	$7,303
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,197	16,028
Intangible amortization	(232)	(253)
Amortization of deferred financing costs	3,088	1,422
Deferred income taxes	10,687	11,165
Gain on settlement of contingent consideration for project acquisition	—	(4,809)
Loss of disposal of assets	—	40
Changes in operating assets and liabilities:
Accounts receivable	(16,626)	6,629
Prepaid expenses and other current assets	(2,603)	3,162
Other non-current assets	121	(41)
Accounts payable	1,039	4,343
Due to related parties	13,630	4
Other current liabilities	12,637	(3,066)
Other non-current liabilities	123	547
Net cash provided by operating activities	84,575	42,474
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(90,474)	(364,155)
Proceeds from convertible investment tax credits	306,240	—
Proceeds from asset disposals	—	38
Changes in restricted cash	(344,011)	207,284
Insurance proceeds	321	4,038
Net cash used in investing activities	(127,924)	(152,795)
CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	362,426	191,412
Member distributions	(235,657)	(72,936)
Issuances of long-term debt	14,748	—
Deferred financing costs	—	(510)
Retirements of long-term debt	(18,718)	(12,295)
Payment of contingent consideration for project acquisition	—	(3,675)
Net cash provided by financing activities	122,799	101,996
Effect of exchange rate changes on cash	1,065	(432)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	80,515	(8,757)
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	26,580	21,028
CASH AND CASH EQUIVALENTS—END OF PERIOD	$107,095	$12,271